[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit 10.44

CONSENT AND AMENDMENT

Effective as of September 16, 2002 (the “Consent Date”), THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY, a body having corporate powers under the laws of the State of California (“Stanford”), and KOSAN BIOSCIENCES, INC., a California corporation having a principal place of business at 3832 Bay Center Place, Hayward, California 94545 (“Kosan”), enter into this Consent and Amendment (the “Consent”).

Whereas, Kosan and Stanford are parties to that certain License Agreement dated March 11, 1996, and subsequently amended in March 1996, on October 20, 1997, on September 21, 1998, and on March 10, 1998 (the “License Agreement”).

Whereas, pursuant to the License Agreement, Stanford grants Kosan a license under certain patents and patent applications, along with the right to grant sublicenses.

Whereas, Kosan desires now to enter into an agreement with Hoffmann-La Roche Inc., a New Jersey corporation, together with F. Hoffmann-La Roche Ltd., a Swiss corporation (collectively, “Roche”), regarding the development and commercialization of one or more epothilone product(s) (“Epothilone(s)”), the manufacture, use, or sale of which may be covered by Stanford’s patents and patent applications licensed under the License Agreement (such agreement with Roche, the “Roche Agreement”), and therefore wishes to grant a sublicense to Roche under the License Agreement.

Whereas, the parties believe that the Roche Agreement is desirable in that it provides for a major pharmaceutical company to pursue development of potentially important products for the treatment of cancer, and may result in payments to Stanford as provided below.

Whereas, the parties therefore wish to amend the License Agreement to conform to the Roche Agreement and provide for the compensation that may be due to Stanford in relation thereto.

Now, Therefore, in consideration of the foregoing, the covenants contained herein and other good and valuable consideration the receipt of which is hereby acknowledged, the parties agree as follows:

1.      Consent.    Stanford consents and agrees to Kosan entering into the Roche Agreement on the terms and conditions as set forth in the document provided to Stanford on August 28, 2002, and on such terms and conditions consistent therewith in regards to Stanford, recognizing that the Roche Agreement includes a sublicense to Roche under the License Agreement.

2.      Definitions.    Any initially capitalized terms used but not defined herein or not accompanied by the phrase “under the Roche Agreement” shall have the meanings given them in the License Agreement. Any references to “Sections” are to the sections of this Consent, unless explicitly provided to refer to sections of the License Agreement or the Roche Agreement.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES ACT OF 1934, AS AMENDED.

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3.      Harmonizing Amendments.    The following Sections of the License Agreement are hereby expressly amended as follows.

(a)    Section 2.8 of the License Agreement, for purposes of determining royalties payable under the License Agreement in respect of Licensed Product sales under the Roche Agreement, is amended such that Net Sales of Licensed Products under the License Agreement are calculated in the same manner as Net Sales of Licensed Products, for purposes of the Roche Agreement, are calculated under the Roche Agreement.

(b)    Currency conversion in relation to Net Sales by Roche, its Affiliates and sublicensees, shall be as provided for in the Roche Agreement, rather than as provided for in Section 6.10 of the License Agreement.

(c)    Record-keeping and audit provisions under the License Agreement, as relates to Net Sales and activities of Roche and its affiliates and sublicensees, shall be as provided for in the Roche Agreement instead of as provided for in Section 7.2 of the License Agreement.

(d)    Section 11 of the License Agreement shall not apply to Licensed Products developed or commercialized by Roche or its affiliates or sublicensees.

(e)    Section 14.2 of the License Agreement shall not apply to any third party other than Roche seeking a sublicense to develop an epothilone to treat cancer until termination of the Roche Agreement in its entirety.

(f)    Stanford consents that Roche may grant further sublicenses under the Licensed Patents as provided in the Roche Agreement.

(g)    To the extent that Kosan authorizes such action pursuant to the Roche Agreement, Stanford shall not withhold its consent for Roche to exercise Kosan’s rights under the License Agreement to bring Protective Actions, subject to the terms and conditions of Article 13 of the License Agreement.

(h)    [*]

(i)    Any activity of Roche or its affiliates or sublicensees that is in compliance with the Roche Agreement shall be deemed to be in compliance with and not in breach of the License Agreement.

4.      Financials.

(a)    [*] Stanford [*] this Consent, Kosan will [*] of [*] within [*] of [*] receiving from [*] the [*] on the [*] the [*] and [*] within [*] to [*] and [*] that contains [*] in [*] to [*]

(b)    Milestones and other revenue. Stanford acknowledges that the milestones under Section 6.4 of the License Agreement relate to Epothilones as follows: the milestone for [*] In consideration for Stanford’s entering into this Consent, Kosan agrees that the definition of [*] of the License Agreement shall be amended to replace the phrase [*] with the phrase [*] only as that term applies to the sublicense to Roche pursuant to the Roche Agreement and this Consent.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES ACT OF 1934, AS AMENDED.

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In addition, with respect to [*] the following milestone [*] in lieu of the [*] each such payment due within thirty (30) days of Kosan's receipt of the milestone payment therefore from Roche with respect to the achievement of the stated milestone event with a Licensed Product under the License Agreement (as defined based upon [*]):

      [*]

(c)    Royalties.  During the term that [*] on Net Sales of each Licensed Product under the License Agreement, as amended hereby to conform the definition of Net Sales under the License Agreement to that in the Roche Agreement, Kosan shall pay Stanford the royalty applicable to such Net Sales of products that are Licensed Products under the Stanford Agreement pursuant to Section 6.5(b)(iv) and Section 6.6 of the License Agreement. Once [*] in respect of any sales of Epothilones by Roche (or its affiliates or sublicensees), Kosan shall no longer be obligated to pay Stanford any royalty pursuant to the License Agreement on sales of such product(s) by Roche (or its affiliates or sublicenses). Payment of such royalty to Stanford and the reporting of such Net Sales shall be made within [*] of the receipt of the same from Roche by Kosan, and Article 7 of the License Agreement is hereby amended to provide that such timing and reporting as provided by this subparagraph and the Roche Agreement shall be deemed to be in compliance with the License Agreement.

(d)    Exclusive financial terms.  Other than the payments set forth above in subparagraphs 4(a) (b) and (c) of this Consent, Stanford shall not be entitled to any other payments in relation to the Roche Agreement, Roche (or its affiliates' and sublicensees') activities thereunder or amounts received by Kosan thereunder.

5.      Entire Agreement.    This Consent and the License Agreement together constitute the entire agreement between Kosan and Stanford with respect to the subject matter of them, and together supersede all prior communications, understandings and agreements with respect to such subject matter. This Consent amends the License Agreement. Therefore, to the extent of any conflict between this Consent and the License Agreement, this Consent shall control.

6.      Waiver and Release.    To the extent that a party’s rights under the License Agreement are amended by this Consent, such Party hereby forever and irrevocably waives any rights that such Party held under the License Agreement as originally executed, subject to the waiving Party’s amended rights under the License Agreement as amended by this Consent. To the extent that a Party’s obligations under the License Agreement are amended by this Consent (such Party, the “Obligated Party”), the other Party hereby forever and irrevocably releases the Obligated Party from such obligations under the License Agreement as originally executed, subject to the Obligated Party’s amended obligations provided for under the License Agreement as amended by this Consent.

7.      License Agreement Remains in Force.    Except as specifically modified or amended hereby, the License Agreement shall remain in full force and effect, and as so modified or amended, is hereby ratified, confirmed and approved. No provision of this Consent may be modified or amended except expressly in a writing signed by both parties, nor shall any terms be waived except expressly in a writing signed by the party charged therewith. This Consent shall

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES ACT OF 1934, AS AMENDED.

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be governed in accordance with the laws of the State of California, without reference to principles of conflicts of laws.

8.      Miscellany.    Articles 16, 17, 18 (but revised to provide Kosan’s notice address in accordance with the first paragraph of this Consent), 19, 20 and 21 shall apply to this Consent as if set forth herein in their entireties.

IN WITNESS WHEREOF, the parties have executed this Consent be their duly authorized representatives as of the Consent Date.

THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY:		KOSAN BIOSCIENCES, INC.:

By:	/s/ Katharine Ku	By:	/s/ Michael S. Ostrach
Name:	Katharine Ku	Name:	Michael S. Ostrach
Title:	Director Technology Licensing	Title:	President
Date:	September 16, 2002	Date:	9/19/02

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES ACT OF 1934, AS AMENDED.

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